As filed with the Securities and Exchange Commission on August 29, 2002.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Accredo Health, Incorporated
(Exact Name of Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	62-1642871 (I.R.S. Employer Identification Number)

1640 Century Center Parkway, Suite 101
Memphis Tennessee 38134
(901) 385-3688
(Address, including zip code, and telephone number of Principal Executive Offices)

Accredo Health, Incorporated 2002 Long-Term Incentive Plan
(Full Titles of the Plan)

David D. Stevens
Chief Executive Officer
Accredo Health, Incorporated
1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3688
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Copy to: Steven L. Pottle Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7546

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered	Per Share (1)	Offering Price (1)	Registration Fee

Common Stock	2,600,000 (2)	$49.55	$128,830,000	$11,852.36

(1)	Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company’s Common Stock reported on the Nasdaq National Market on August 28, 2002.

(2)	Amount to be registered includes 2,600,000 shares to be issued pursuant to the grant or exercise of awards to employees, officers, directors and consultants under the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the plan.

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-4.3 - CERTIFICATE OF AMENDMENT
EX-5.1 - OPINION OF ALSTON & BIRD LLP
EX-23.2 - CONSENT OF ERNST & YOUNG LLP
EX-99.1 - 2002 LONG TERM INCENTIVE PLAN

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (a)  The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b)  Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Ms. Kerry Finney, Investor Relations, at the address and telephone number on the cover of this Registration Statement.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents have been filed by Accredo Health, Incorporated (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are deemed to be a part hereof from the date of the filing of such documents:

     (1)  The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as amended;

     (2)  The Company’s Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2001, as amended, December 31, 2001, as amended, and March 31, 2002;

     (3)  The Company’s Current Reports on Form 8-K filed with the Commission on May 1, 2002, June 7, 2002 and June 24, 2002;

     (4)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2001;

     (5)  The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (6)  All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Article VIII of Accredo’s Amended and Restated Certificate of Incorporation provides, in detail, for the indemnification of directors, officers and employees of Accredo to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (“DGCL”). Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such party against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards. Notwithstanding the foregoing, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director’s liability:

     (1)  for any breach of the director’s duty of loyalty to the corporation or its stockholders;

     (2)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3)  under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or

     (4)  for any transaction from which the director derived an improper personal benefit.

     Article IX of the Certificate of Incorporation of Accredo eliminates the liability of a director of Accredo to Accredo or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits

     See Exhibit Index, which is incorporated hereby reference.

Item 9. Undertakings

     (a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 29, 2002.

ACCREDO HEALTH INCORPORATED, INC.

By:	/s/ David D. Stevens

David D. Stevens Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Stevens and Thomas W. Bell, Jr., and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2002

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 29, 2002

Signature	Title	Date

/s/ Kyle J. Callahan Kyle J. Callahan	Director	August 29, 2002

/s/ Dick R. Gourley Dick R. Gourley	Director	August 29, 2002

/s/ John R. Grow John R. Grow	Director	August 29, 2002

/s/ Kenneth R. Masterson Kenneth R. Masterson	Director	August 29, 2002

/s/ Kenneth J. Melkus Kenneth J. Melkus	Director	August 29, 2002

/s/ Kevin L. Roberg Kevin L. Roberg	Director	August 29, 2002

/s/ Patrick J. Welsh Patrick J. Welsh	Director	August 29, 2002

EXHIBIT INDEX

TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File Number 333-62679))

4.2	Certificate of Amendment to the Certificate of Incorporation of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000)

4.3	Certificate of Amendment to the Certificate of Incorporation of Accredo Health, Incorporated

4.4	Amended and Restated Bylaws of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File Number 333-62679))

5.1	Opinion of Alston & Bird LLP as to the legality of the securities to be registered

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)

99.1	Accredo Health, Incorporated 2002 Long-Term Incentive Plan